EMPLOYMENT AGREEMENT


      AGREEMENT entered into this 7th day of April, 1997, by and between Lehi German, hereinafter referred to as the "Employee," and SF Services, Inc., an Arkansas agricultural cooperative, hereinafter referred to as the "Employer."

      1. Employment. The Employer hereby agrees to employ the Employee, and the Employee hereby agrees to accept employment upon the terms and conditions hereinafter set forth.

      2. Term. Subject to the provisions for termination as hereinafter provided, the term of this Agreement shall begin on March 15, 1997, and shall continue until March 14, 2000.

      3. Compensation. During the term hereof, the Employer shall pay the Employee as follows for the services to be rendered hereunder and for the covenants set forth in paragraph 12:

            (a)    Base Salary.  During the first year of
this Agreement, the Employee shall receive a base salary of two hundred thousand dollars ($200,000) payable proratably in accordance with the Employer's established payroll periods. In each of the other two (2) years during the term hereof, the Employee's base salary, which shall not be less than the first year's base salary, shall be determined after a performance review by the Employer's Chief Executive Officer.

            (b) Bonus. The Employee shall be entitled to a guaranteed annual bonus of thirty thousand dollars ($30,000) during the first year of this Agreement payable in twenty-four
(24) equal semimonthly installments of one thousand two hundred fifty dollars ($1,250) each beginning on March 31, 1997, and continuing during the next twenty-three (23) pay periods. The Employee shall receive incentive bonuses during the second (payable on or before November 15, 1998) and third (payable on or before November 15, 1999) years of this Agreement which shall be predicated on incentives that are implemented for all executives of the Employer and shall receive a guaranteed bonus during the second year of fifteen thousand dollars ($15,000) payable in twelve (12) equal semimonthly installments of one thousand two hundred fifty dollars ($1,250) each during the twelve (12) pay periods following the first year's guaranteed bonus; and further provided that the second year's guaranteed bonus shall be credited against the full incentive bonus payable to the Employee for the second year. In the event the employment relationship should terminate during any year at a time other than an anniversary date, then the Employee shall be entitled to a prorata portion of the annual incentive bonus for the second or third year, as the case may be, based on the number of days during the year prior to the termination.

      4. Severance Pay. In the event the Employer should terminate the Employee without cause (which is defined under paragraph 14) or substantially reduce his responsibilities as defined in paragraph 5 during the term of this Agreement, then the Employer agrees to pay the Employee severance pay which shall be equal to the Employee's base salary for the year of termination as provided under subparagraph (a) of paragraph 3 (the "Severance Amount"); provided, however, if the termination occurs during the first year of the term hereof, then the severance pay shall be two hundred percent (200%) of the Severance Amount. Any severance pay due hereunder will be payable in twelve (12) equal monthly installments beginning ninety (90) days after the final date of the Employee's employment or substantial reduction in duties and, if the Employee has been terminated without cause, payment thereof will discharge in full the Employer's obligation to the Employee arising out of their employment relationship. In the event the Employer makes severance pay payments to the Employee following termination and the Employee violates the provisions of paragraph 12 following termination, then the Employee shall reimburse the Employer upon demand for all amounts of severance pay received and the Employer shall be entitled to cease making payments.

      5. Duties of Employee. During the first year of the term of this Agreement, the Employee shall be assigned a mutually agreed upon title and shall be responsible for developing a strategic business plan for each division of the Employer; thereafter, he shall assume operating responsibility for at least two (2) of the Employer's divisions.

      6. Insurance Benefits. During the term of this Agreement, the Employer shall provide the Employee with the following insurance benefits:

            (a) Group Plans. All insurance benefits provided to employees of the Employer based upon class of employment; provided, however, if the Employee shall be terminated by the Employer for other than cause as defined in paragraph 14, then the Employer shall continue the Employee's health insurance coverage for so long as severance pay is owed under paragraph 4.

            (b) Term Life Insurance. During the term of this Agreement, the Employer shall provide the Employee, if insurable at standard rates, with an employee-owned policy of term insurance with coverage equal to two and one-half (21/2) times the Employee's base salary as determined under subparagraph (a) of paragraph 3. Upon termination of employment, the Employer shall provide documentation necessary to allow the Employee to continue the policy at the Employee's expense.

      7.     Travel and Business-Related Expenses.  The
Employer will reimburse the Employee for all reasonable travel and business-related expenses. In addition, the Employer will pay for the Employee the dues and initiation fees for memberships in professional organizations approved by the Employer.

      8. Qualified Deferred Compensation Plans. Subject to meeting eligibility requirements, the Employee shall participate in all of the Employer's qualified retirement plans.

      9. Nonqualified Deferred Compensation Plan. The Employer agrees to establish a nonqualified plan of deferred compensation for the Employee's benefit in the form and manner described in Exhibit A, attached hereto, to which the Employer will make a minimum annual contribution of eight percent (8%) of the Employee's base salary as determined under paragraph 3(a) during the term of this Agreement and thereafter under the oral or written agreement in effect. Such contribution shall be in the form of cash or property, as specified in Exhibit A. Benefits shall be payable as described in Exhibit A. This paragraph (and the respective provisions of Exhibit A) shall survive the term of this Agreement and shall continue so long as the Employee is employed by the Employer. Provided, however, the required contribution hereunder shall be reduced to the extent the Employer shall provide a comparable retirement benefit for the Employee under a qualified retirement plan and/or another nonqualified retirement plan.

      10. Relocation Expenses. The Employer shall provide the Employee lodging until the Employer purchases the Employee's home as provided in paragraph 17. The Employer and the Employee shall mutually agree on reimbursement, if any, for the other documented relocation expenses described on the attached Exhibit B.

      11. Incentive Plans. The Employer commits to the Employee that it will undertake to develop a management long-term incentive plan designed to attract and retain high quality management personnel who can produce the level of sustained results needed to allow the Employer to attain its business plan over a period of time.

      12. Noncompetition. The Employee agrees to the following restrictions on him during the term of this Agreement and thereafter:

            (a) The Employee agrees that he will not, at any time during the term of this Agreement or any oral or written extension thereof or during the six-month period following the termination of his employment participate in any capacity with any business of whatever form if in such capacity he personally engages in any business activity which is the same as, similar to, or in any manner competitive with, the business now or hereafter engaged in by the Employer or any of its related entities in any county in any state in which the Employer or any of its related entities has a member store either on the date hereof or on the date of the Employee's termination of employment.

            (b) The position of the Employee will place him in close contact with many confidential affairs of the Employer and its related entities including matters of a business nature such as information about costs, profits, markets, sales, trade secrets, potential patents and other business ideas, customer lists, plans for future developments and other information not known to businesses in the same lines of business as the Employer and its related entities and other proprietary rights (hereinafter, collectively, "Confidential Matters"). The Employee agrees at all times hereafter to protect from damage or destruction and keep secret all Confidential Matters of the Employer and its related entities and not to disclose them in any manner whatsoever to anyone, or otherwise use them or use his knowledge of the knowhow, sales techniques, sales operation, customer lists, trade names or trade marks and other valuable intangible assets of the Employer or any of its related entities, except with the Employer's prior written consent, or as required by an Order
of a federal or state governmental agency or a court.   The
Employer acknowledges that the purpose of this provision is not to preclude the Employee from obtaining employment with another employer, but is to prohibit the use of the Confidential Matters to the Employer's detriment.

            (c) The parties agree that any disputes arising out of paragraph 12(a) and/or paragraph 12(b) shall be referred to binding arbitration using a single arbitrator in accordance with the then current rules of the American Arbitration Association, and the parties further agree that, subject to factors beyond the reasonable control of either party, the decision of the arbitrator shall be binding upon both parties and completed within ninety (90) days after it is initiated. The arbitrator shall also determine which party or parties shall bear the cost of arbitration.

      13. Performance Review: The Employer shall establish procedures by which its President and Chief Executive Officer, the Board of Directors or a committee thereof will annually review the Employee's performance. The review will be based on objective standards of performance of the duties of the Employee consistently applied from year to year. The Employee shall be provided a written copy of the results of the review and shall be informed of any areas of performance which are deemed to require improvement and have the opportunity to respond thereto.

      14. Termination by Employer. The Employer shall have the right to terminate this Agreement at any time for cause in which event the Employee shall be terminated immediately and shall not be entitled to severance pay pursuant to paragraph 4. For purposes of this Agreement "cause" shall exist if:

           (a)   The Employee fails to discharge his
responsibilities hereunder to the satisfaction of the Employer's Board of Directors after being reprimanded in writing, specifying in detail the Employee's failures which must be material, for a prior failure to do so and then given sixty (60) days to properly discharge his duties. In the exercise of its authority under this provision, the Employer shall consider the prior performance reviews of the Employee and any determination of a material failure of performance by the Employee shall be based on reasonable findings of fact and not be arbitrary or capricious;

            (b)   The Employee violates the restrictive
provisions of paragraph 12; or

            (c)   The Employee engages in any act which
constitutes (i) a felony under any state or federal law;
(ii) gross, willful or wanton negligence or misconduct; or
(iii) a breach of any fiduciary duty to Employer.

      15. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail or certified mail to his residence in the case of the Employee, or to its principal office in the case of the Employer.

      16.   Vacation and Professional Development Time.  The
Employee shall be entitled to twenty (20) working days of paid vacation plus normal holidays per year as well as reasonable time for professional development.

      17. Purchase of Home. On or before August 15, 1997, the Employer agrees to purchase the Employee's home in Kansas City, Missouri, for five hundred fifty thousand dollars ($550,000) and to assume all costs in conjunction with the closing of that purchase.

      18. Waiver of Breach. Waiver by the Employer of a breach of any provision of this Agreement by the Employee shall not operate to be construed as a waiver of any subsequent breach by the Employee.

      19. Entire Agreement. This instrument contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      20. Benefit. This Agreement shall inure to the benefit of, and shall be binding upon, their heirs, successors, assigns, and legal representatives.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year aforsaid.

                          EMPLOYER:

                          SF SERVICES, INC.

                          By:  /s/ Michael P. Sadler
                             -----------------------
                             Michael P. Sadler
                             President and Chief Executive Officer

                          EMPLOYEE:

                              /s/ Lehi German
                              ----------------------
                              Lehi German

                         EXHIBIT A

                       SF SERVICES, INC.
            NON-QUALIFIED DEFERRED COMPENSATION PLAN

                           PREAMBLE

WHEREAS, SF Services, Inc. does not presently maintain a qualified retirement plan which is comparable to this Plan for the benefit of its employees which provides a nondiscretionary, non-matching employer contribution;

WHEREAS, SF Services, Inc. and its subsidiaries desire to provide a Non-Qualified Deferred Compensation Plan to provide benefits to certain Executive Employees;

NOW, THEREFORE, SF Services, Inc. for itself and on behalf of its subsidiaries does hereby adopt the Plan as set forth in the following pages.


                         ARTICLE I

                        DEFINITIONS

      The following terms when used herein shall have the following meaning, unless a different meaning is clearly required by the context.

      1.01 Account. "Account" means the separate bookkeeping record of each Participant's aggregate Employer Contributions
(as defined in paragraph 3.01 of this Plan), and any Hypothetical Income or Loss thereon, which shall be valued as of each Valuation Date.

      1.02 Beneficiary. "Beneficiary" means the person(s) or estate entitled to receive benefits under this Plan after the death of a Participant.

      1.03  Board.  "Board" means the Board of Directors of SF
Services, Inc.

      1.04  Code.  "Code" means the Internal Revenue code of
1986, as amended, and including all regulations promulgated pursuant thereto.

      1.05  Company.  "Company" means SF Services, Inc.

      1.06 Compensation. "Compensation" means the base compensation (as defined in the Participant's Employment
Agreement) earned as an employee for personal services rendered to the Employer for the Plan Year.

      1.07  Effective Date.  "Effective Date" means April 7, 1997


      1.08 Eligible Employee. "Eligible Employee" means an employee who is an Executive Employee, as defined herein. The Board of Directors of the Employer shall have the sole and absolute discretion to determine which employees with the Employer shall be considered eligible.

      1.09  Employer.  "Employer" means SF Services, Inc., an
Arkansas agricultural cooperative, or a subsidiary thereof which is the employer of the Participant.

      1.10  ERISA.  "ERISA" means the Employee Retirement
Income Security Act of 1974, as amended from time to time.

      1.11 Executive Employee. shall mean those persons in the regular full-time employment of the Employer who are key employees and who are members of the management staff and who are specifically selected for participation in the Plan by the Employer.

      1.12 Employer Contribution. means the contribution made by the Employer to the Plan, as specified in paragraph
3.01, herein.

      1.13: Hypothetical Income or Loss: means the income or loss as measured by the Hypothetical Investments described in Paragraph 3.03 of the Plan, in which the Participant is deemed to have invested. The Employer shall be under no obligation to invest any portion of its general assets in any mutual funds, stocks, bonds or other investments in order to accumulate funds for the satisfaction of its obligations under
this Plan.   The bookkeeping accounts described in paragraph
1.01 will equal the amounts of principal and gain or loss that would have resulted if the amounts contributed in Paragraph
3.01 had actually been invested in the Hypothetical Investments described in Paragraph 3.03 and may, but shall not necessarily, correspond with the value of any assets retained by the Company or transferred to a Trustee for the purposes of informally funding the obligation(s) created by this Plan.

      1.14  Participant.  "Participant" means an Eligible
Employee or former employee who is or has been enrolled in the Plan and who retains the right to benefits under the Plan.

      1.15  Plan.  "Plan" means this SF Services, Inc.
Non-Qualified Deferral Compensation Plan as amended from time to time.

      1.16 Plan Administrator. "Plan Administrator" means the Plan Administrative Committee which shall be appointed by the Employer.

      1.17   Plan Year.  "Plan Year" means the twelve month
period beginning January 1 and ending December 31.   However,
the first Plan Year shall begin on April 7, 1997 and end on December 31, 1997.

      1.18  Trust. "Trust" means the SF Services, Inc.
Non-Qualified Deferred Compensation Trust which is a "rabbi trust" in that all assets of the Trust will remain subject to the claims of the Employer's creditors.


      1.19 Trustee. "Trustee" means the trustee designated pursuant to the Trust agreement which the Employer may establish as provided in Paragraph 7.04 of this Plan.

      1.20 Valuation Date. "Valuation Date" means the last day of the Plan Year; provided however, that the Employer may establish more frequent Valuation Dates.


                       ARTICLE II


                     PARTICIPATION

      2.01 Eligibility for Participation. Eligible Employees shall become a Participant in this Plan on the later of the date they commence employment or the date the Employer has selected an Eligible Employee for participation in the Plan.
A commitment by the Employer, in an Employment Agreement or other legally binding contract, to provide the Employee with a benefit under this Plan shall be deemed to be a selection of that Employee to participate in the Plan.



                      ARTICLE III

                     CONTRIBUTIONS


      3.01   Employer Contribution.	A Participant shall be
entitled to receive an annual Employer Contribution. The amount of the Employer Contribution shall be eight percent (8%) of the Employee's Compensation, as defined herein. A Participant's Employer Contribution shall be accounted for in the Participant's Employer Contribution Account. For purposes of valuing the Account, one-fourth (1/4) of the annual Employer Contribution shall be deemed to have been allocated to the Account on the last day of each Plan Year quarter. One-fourth (1/4) of the annual Employer Contribution shall actually be contributed to the Trust on the last day of each Plan Year quarter, as provided in paragraph 7.04 of this Plan.

      3.02 Vesting of Contributions. A Participant shall always be 100% vested in the Employer Contribution Account .

      3.03 Hypothetical Investment: In order to determine the amount of the Hypothetical Income or Loss, the Participant may elect to use a combination of the following hypothetical investments, in increments of 10%. A Participant may elect to reallocate his account effective on the first business
day of each calendar year quarter.   The election must be
made by submitting instructions to the Administrator, on forms provided by the Administrator, at least thirty (30) days prior to the reallocation date. There will be no funds actually invested by the Plan Administrator for the Participant in any of these investments.

      HYPOTHETICAL INVESTMENTS AVAILABLE: Any security or other investment which is traded on a nationally registered securities exchange excluding securities or obligations issued by the Employer.


                         ARTICLE IV

                           PAYMENT

      4.01  Eligibility for Payment.

            (a) Distribution of vested Account shall be made only after the later of the Participant's attainment of age
55 or actual retirement. Provided, however, that distribution of vested Accounts shall also be permitted due to an Unforeseeable Emergency.

            (b) For purposes of this Section, "Unforeseeable Emergency" means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in Severe Financial Hardship to the individual if early withdrawal were not permitted. Unforeseeable Emergency shall include, but not be limited to, the Participant's involuntary unemployment for a duration of six (6) months or more. For purposes of this section, Severe Financial Hardship will result if the distribution is necessary in light of immediate and heavy financial needs of the Participant, where such Participant lacks other available resources.

            (c) In the event of Unforeseeable Emergency on the part of a Participant, the Participant may submit in writing the facts and circumstances describing the hardship to the
Plan Administrator.   The Plan Administrator shall review the
claim and determine if such claim meets the standards specified above. If a favorable determination is made, the amount available shall be limited to amount necessary to meet the Unforeseeable Emergency and shall be paid out in a lump sum payment, within thirty (30) days of the Participant's request.

            (d) In the event of the Participant's death prior to the full distribution of the Participant's Account, any remaining Account balance shall be payable to the Participant's beneficiary, in accordance with Paragraph 5.01(a) of this Plan.

      4.02 Benefit Payment. Benefits, other than those due to an Unforeseeable Emergency, hsall be paid over a period of five (5) successive years commencing on the later of the date the Participant attains age 55 or actual retires and continuing on the next four anniversaries thereof. The amount distributed shall be determined as follows:

            ANNUAL           PORTION OF
            DISTRIBUTION     REMAINING VESTED ACCOUNT
                             (as of most
                             recent Valuation Date)
            First              20%
            Second             25%
            Third              33.3%
            Fourth             50%
            Fifth              100%

ARTICLE V

                       DEATH BENEFITS

      5.01 Designation of Beneficiary.


            (a) A Participant may designate one or more Beneficiaries to receive the balance of the Participant's Accounts in the event of the Participant's death on such form as supplied by the Plan Administrator. A Participant may by similar action designate a change of Beneficiary at any time, which change shall be effective only upon receipt by the Plan Administrator of said notice. The last such designation form filed with the Plan Administrator shall control.

            (b) In the absence of a written designation, or in the event a Participant dies without a Beneficiary surviving him, the amount which would otherwise be payable to his Beneficiary shall be paid to the surviving spouse of such Participant or if none, to such Participant's estate. A Beneficiary shall have no interest or rights under the Plan during the lifetime of the Participant, except as may be provided otherwise in the Plan, ERISA or the Code.

                        ARTICLE VI

                      ADMINISTRATION

      6.01  Fiduciaries.

            (a) Any fiduciary shall have only those powers, duties, responsibilities, and obligations which are specifically allocated to them under the Plan. Notwithstanding the foregoing, any person may serve in more than one fiduciary capacity.

            (b) Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of any other named fiduciary as being proper under the Plan, and is not required to inquire into the propriety of any such direction, information or action. No fiduciary shall be deemed to have guaranteed the Trust in any manner against investment loss or depreciation in asset value.

      6.02 Powers and Responsibilities of the Company and Employers.

            (a) An Employer shall supply such information as may be requested by the Plan Administrator or the Trustee including information with respect to compensation, service, age, retirement, death, termination of employment of any Employee or Participant.

            (b) The Company shall receive and review reports of the receipts and disbursements of the Trust from the Trustee;

            (c) The Company shall file or cause to be filed with the appropriate government agency (or agencies) any required reports, summary plan description, and any other pertinent documents.

      6.03 Plan Administrator. The "named fiduciary" (as defined in Section 402 of ERISA) of the Plan is the Plan
Administrative Committee which is also designated under Paragraph 1.15 of the Plan as the Plan Administrator.

      6.04 Powers and Responsibilities of the Plan Administrator. The Plan Administrator shall carry out the daily management of the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan.
Any such determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any interpretation or construction shall be made and applied in a nondiscriminatory manner. The Plan Administrator shall have such powers and duties, unless otherwise provided herein, as may be necessary to discharge its duties hereunder, including, but not limited to, the power and duty:

            (a) to construe and interpret the Plan, decide all questions of eligibility for payment of any benefits hereunder;

            (b) to adopt such rules, such procedures and forms as it deems appropriate;

            (c) to make a determination as to the right of any person to a benefit and to afford any person dissatisfied with such determination the right to a hearing thereon;

            (d) to receive from an Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

            (e) to delegate to one or more of the members of the Committee the right to act in its behalf in all matters connected with the administration of the Plan and Trust and to delegate ministerial matters to its agents or employees, who need not be members of the Committee;

            (f) to furnish any Employee and each Beneficiary receiving benefits hereunder a summary plan description explaining the Plan unless exempted under ERISA;

            (g) to furnish any Employee or Beneficiary who requests in writing statements indicating such Employee's or Beneficiary's Account balance;

            (h)  to maintain all records necessary for
verification of information required to be filed with any governmental agency;

            (i)  to report to the Trustee all available
information regarding the amount of benefits payable to each Participant, the computations with respect to the allocation of assets, and any other information which the Trustee may require;

            (j)  to retain such agents, and employees,
including legal counsel (which may be counsel for the Employer), as it deems appropriate for the discharge of its duties hereunder.

      6.05 Voting of Securities. The Plan Administrator may direct the Trustee as to the manner in which voting, dissenter's or other stockholder's rights of securities held by the Trust are to be exercised.

      6.06 Decisions of the Plan Administrator. The decisions of the Plan Administrator shall be conclusive and binding upon the Company, the Employers, the Trustee and all Employees, Participants and Beneficiaries. All decisions of the Plan Administrator which involve the exercise of discretion shall be made upon the basis of uniform principles established in this Plan and by the Plan Administrator.

      6.07 Records and Statements. The Plan Administrator shall maintain such records as may be required by law, the Plan or as it otherwise deems appropriate for the administration of the Plan. Such records shall be subject to the inspection by the Company, the Employers and of any Participant or Beneficiary, but only to the extent that they apply to him.

      6.08 Payment of Expenses. All expenses incident to the administration, termination or protection of the Plan and Trust, including but not limited to, legal, accounting, actuarial and Trustee's fees shall be paid by the Employer.

      6.09 Benefit Claims Procedure. The Plan Administrator shall make all determinations as to the right of any such person to any benefit under the Plan. Any Participant, Beneficiary, or the authorized representative of either of the foregoing may file a request for benefits under the Plan. Such request shall be deemed filed when made in writing addressed or hand-delivered to the Plan Administrator in care of the Employer. Such request shall be on such form and pursuant to such rules as are adopted by the Plan Administrator and shall set forth the basis of such claim. Upon receipt of such claim, the Plan Administrator shall conduct such examinations as may be necessary to determine the validity of the claims and, if appropriate, shall take such steps as may be necessary to facilitate the payment to which the claimant is entitled.

      6.10 Claims Review Procedure. If any claim for benefits is denied, the Plan Administrator shall notify the claimant in writing. The notice of the denial of benefits shall state the specific reason for such denial and cite any applicable provisions of the Plan upon which the denial is based. If the claim can be corrected, a request for such information shall be made and the reason for requesting such additional information shall be stated in the notice to the claimant. The claimant shall be entitled to appeal the decision to the Plan Administrator for a period of sixty
(60) days after receipt of the notification of denial. The claimant shall be advised that the failure to perfect and appeal within such sixty (60) day period shall make the Plan

Administrator's decision conclusive. The Plan Administrator shall furnish the claimant or his personal representative any Plan information needed to perfect his appeal.

      6.11 Unclaimed Benefits. Each Participant and Beneficiary of a deceased Participant shall file with the Plan Administrator from time to time in writing, his home address and each change of home address. Any communication addressed to the Participant or the Beneficiary at his last home address filed with the Plan Administrator, or if no such address was filed, then at his last home address as shown on the Employer's records, shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Plan Administrator shall not be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary. If the Plan Administrator furnishes notice to any Participant or Beneficiary of a deceased Participant, that he is entitled to a distribution and the Participant or Beneficiary fails to claim such distribution or make his whereabouts known to the Plan Administrator, such benefit shall be retained by the Plan until the earliest of (i) the date of the Plan is terminated without the establishment of a successor plan, or
(ii) the date the Employer is liquidated. Such Participant's benefit shall then be disposed of as follows:

            (a) If the Participant has not been located by the time of distribution of assets, and that the whereabouts of the Beneficiary of such Participant then is known to the Plan Administrator, payment shall be made to such Beneficiary.

            (b) If the whereabouts of both such Participant and his beneficiary are unknown to the Plan Administrator, the Plan Administrator may direct the distribution of such Participant's benefit to the Employer.

      6.12 Indemnification. The Employer shall indemnify each member of each committee appointed by it and each other fiduciary with respect to the Plan from and against any and all liabilities, costs, damages or expenses occasioned by any act or omission, to the extent required by the Employer's Bylaws, court decision or individual agreement with such fiduciary, but not in any event when the same is judicially determined to be due to the gross negligence willful misconduct or fraud of such member. The Employer may purchase insurance to the extent deemed appropriate in connection with such indemnification.

      ARTICLE VII

      FUNDING AND RELATED MATTERS

      7.01 Compliance With Applicable Law. It is the intent of the Employer to comply with Title I of ERISA. With respect to such Title, this Plan is intended to be an unfunded plan (in that it will be "informally funded" through utilization of the Trust) maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and it is not intended that any separate trust or other pool of assets shall exist solely for the payment of benefits.

      7.02 Valuation of Accounts. As of each Valuation Date, and at such other times as the Plan Administrator shall direct, the Plan Administrator shall ascertain the fair market value of the Accounts as of such day. Whenever the term "balance of the Participant's Accounts" is used herein this shall mean the balance of the Participant's Accounts as of the last Valuation Date as determined by the Plan Administrator, plus any Employer Contributions which have been made but not yet included in the last valuation.

      7.03 Protective Clause. Neither the Employers, the Board, the Trustee nor the Plan Administrator shall be responsible for the validity of any contract of insurance issued in connection with the Plan or Trust or for the failure on the part of the insurer to make payments provided by such contract, or for the action of any person which may delay payment or render a contract null and void or unenforceable in whole or in part.

      7.04 Unsecured General Creditor: The Participant, Beneficiary and any other person or persons having or claiming a right to payments hereunder or to any interest in this Plan shall rely solely on the unsecured promise of the Employer set forth herein, and nothing in this Plan shall be construed to give the Participant, Beneficiary, or any other person or persons any right, title, interest or claim in, or to, any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Employer or in which it may have any right, title or interest now or in the future. The Employer shall, however, informally fund its obligations under this Plan through the establishment and maintenance of a Trust.
The Employer will make contributions to the Trust, at the end of each calendar quarter, in the amount described in Paragraph 3.01 of this Plan. Once contributed, any and all Trust assets will remain subject to the claims of the Employer's creditors, and the Plan shall remain an unfunded plan within the regulatory framework of ERISA.

      ARTICLE VIII

      AMENDMENT AND TERMINATION

      8.01 Amendment. The Committee, as authorized by the Board, shall have the right to amend this Plan, at any time and from time to time, in whole or in part. The Board shall notify each Participant within a reasonable time after such amendment in writing of any Plan amendment. No such amendment shall reduce or eliminate the benefits of a Participant which have accrued up to the effective date of the amendment.

      8.02 Termination. Although the Company has established this Plan with a bona fide intention and expectation to maintain the Plan indefinitely, the Committee, as authorized by the Board, may terminate the Plan in whole or in part at any time without any liability for such termination or discontinuance. Upon
Plan termination, all Contributions shall cease and the Committee and the Participant may mutually agree that the Participant's Account shall be paid immediately upon plan termination. If the Employer establishes a retirement plan qualified under 401 of the Internal Revenue Code, and to the extent permitted by applicable law, the Employer and Participant may mutually agree that the Participant may transfer the Account to such qualified plan upon plan termination. If no such mutual agreements are reached, the Committee shall retain all Accounts until each Participant would otherwise receive payment pursuant to the Plan.


      ARTICLE IX

      MISCELLANEOUS

      9.01   Limitation of Rights; Employment Relationship.
Neither the establishment of this Plan nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving a Participant or other person any legal or equitable right against the Employer except as provided in the Plan. In no event shall the terms of employment of any employee be modified or in any way be affected by the Plan.

       9.02   Limitation on Assignment.

            (a) Benefits under this Plan may not be assigned or alienated by any Participant or a Participant's Beneficiary. A Participant's or Beneficiary's interest in benefits under the Plan shall not be subject to debts or liabilities incurred by the Participant or the Beneficiary and shall not be subject to attachment, garnishment or other legal process as a result of any of the Participant's or Beneficiary's debts or liabilities.

            (b) The provisions of this Section shall not apply to the extent a Participant or Beneficiary is indebted to the Employer for any reason. At the time a distribution is to be made to or for his benefit, such proportion of the amount distributed as shall equal such indebtedness shall be paid to the Employer to apply against or discharge such indebtedness.

      9.03 Representations. The Company does not represent or guarantee that any particular federal or state income, payroll, personal property or other tax consequence will result from participation in this Plan. A Participant should consult with professional tax advisors to determine the tax consequences of his or her participation.

      9.04 Severability. In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

      9.05 Governing Law. The validity, construction, and effect of this Plan and its enforcement shall be determined by ERISA and by the common law of trusts as developed under ERISA.

      9.06 Binding Effect. The provisions of this Plan shall be binding upon each Participant and each Beneficiary or other person entitled to any Benefits hereunder, their heirs, personal representatives, and assigns.


                        SF Services, Inc.


                        By: /s/ Michael P. Sadler
                               ------------------
                        Title:  President & CEO

                           EXHIBIT B


                   Relocation Expense Proposal


Temporary living        Airfare to and from former residence
                        to conduct personal business, maximum
                        four round trips.  May be used by
                        Employee or a person of his choice.

Premove/househunting    Airfare, lodging, and meals, maximum
trips to Little Rock    two round trips.

Shipment of household   Packing and transportation of household goods
goods                   Appliance disconnection and reconnection
                        In transit storage, maximum sixty days
                        Carton pickup within thirty days of delivery

Expenses en route to    Meals, lodging, and mileage reimbursement
new location            at 31.5 cents/mile.

Home purchase expenses  Prepurchase valuation of proposed home by
(Employee will have     independent appraiser.
18 months after
employment to use
this home purchase      Purchase closing costs including, but not
benefit)                limited to, the following:
                        Loan origination fee and/or discount
                        points (maximum 2 points),
                        Appraisal fee, credit report, lender
                        inspection fee, abstracting fee, attorney fee, radon testing, and termite inspection.

Tax liability           Benefit of tax allowance for the employee,
allowance               based on the employee's federal, state,
                        and city tax liability resulting from
                        moving expense reimbursement.  Payment
                        to be made using the employee's
                        applicable marginal tax rates, grossed-up, and directly deposited into employee's tax account at the Employer.